EXHIBIT 10(F)

VARIABLE ADJUSTABLE LIFE (ONLY)

DEATH BENEFIT OPTION SELECTION

[_] Change Death Benefit Option to:    [_] Protection    [_] Cash   (Default to
                                                         cash if none selected)

INVESTMENT ALLOCATIONS

[_] Select Sub-Account or Guaranteed Principal Account allocation as follows:

(Increments of 5%, Minimum is 5% - must total 100%. This applies to the investment allocation only. Complete "Separate Account Transfer" section to transfer existing value between sub-accounts.)

(Allocations must total 100%. Minimum of 10% in any sub-account, allocations must be in increments of 5%.)

Premium    NRP                                Premium    NRP
$_____     ____% Growth                       $_____     ____% Value Stock Portfolio
 _____     ____% Bond                          _____     ____% Small Company Value
 _____     ____% Money Market                  _____     ____% Global Bond
 _____     ____% Asset Allocation              _____     ____% Index 400 Mid-Cap
 _____     ____% Mortgage Securities
 _____     ____% Index 500                     _____     ____% Macro-Cap Value
 _____     ____% Capital Appreciation          _____     ____% Micro-Cap Growth
                                                         ____% Real Estate Securities
 _____     ____% Guaranteed Principal Account  _____     ____% Templeton Dev. Mkt.
 _____     ____% International Stock           _____     ____% Other _________________
 _____     ____% Small Company

SEPARATE ACCOUNT TRANSFERS (Minimum transfer lesser of $250 of the account balance)

Growth                       $______to_____  Value Stock Portfolio   $______to_____
Bond                         $______to_____  Small Company Value     $______to_____
Money Market                 $______to_____  Global Bond             $______to_____
Asset Allocation             $______to_____  Index 400 Mid-Cap       $______to_____
Mortgage Securities          $______to_____
Index 500                    $______to_____  Macro-Cap Value         $______to_____
Capital Appreciation         $______to_____  Micro-Cap Growth        $______to_____
Guaranteed Principal Account $______to_____  Real Estate Securities  $______to_____
International Stock          $______to_____  Templeton Dev. Mkt.     $______to_____
Small Company                $______to_____  Other_________________  $______to_____

SYSTEMATIC TRANSFER (DOLLAR COST AVERAGING)

If you wish to begin a systematic transfer of funds, please complete the following section.

PART A: Transfer Option (Minimum transfer lesser of $250 of the account balance)

I wish to transfer: (Select one of the following)

[_]_________units from the __________________Account. (Units must be a positive whole number)
[_]$________from the_________________________Account. (Must be a positive whole number)
PART B: Transfer Allocation (Increments of 1%, Minimum is 1% - must total 100%)

Indicate dollar amounts only if transferring a dollar amount from Part A. I wish the amount transferred to be allocated as follows:

DOLLAR AMOUNT OR PERCENT                      DOLLAR AMOUNT OR PERCENT
$_____     ____% Growth                       $_____     ____% Value Stock Portfolio
 _____     ____% Bond                          _____     ____% Small Company Value
 _____     ____% Money Market                  _____     ____% Global Bond
 _____     ____% Asset Allocation              _____     ____% Index 400 Mid-Cap
 _____     ____% Mortgage Securities
 _____     ____% Index 500                     _____     ____% Macro-Cap Value
 _____     ____% Capital Appreciation          _____     ____% Micro-Cap Growth
 _____     ____% Guaranteed Principal Account  _____     ____% Real Estate Securities
 _____     ____% International Stock           _____     ____% Templeton Dev. Mkt.
 _____     ____% Small Company                 _____     ____% Other_________________

F.MHC-48653 10-1998

PART C: FREQUENCY

I wish the transfer to occur:
[_] Monthly      [_] Quarterly      [_] Semi-annually      [_] Annually

PART D: TRANSFER DATE (10th or 20th only)

[_] 10th     [_] 20th    Starting ______________ (Month and Year)

Ending ______________ (Month and Year)

INVESTMENT SUITABILITY -- TO BE COMPLETED BY POLICYOWNER

NASD rules require inquiry concerning the financial condition of individuals applying for variable policies. The proposed Policyowner must supply such information so that an informed judgment may be made as to the suitability of the investment for the Policyowner.

(Note: If the proposed Policyowner and the proposed Insured are not the same, the proposed Policyowner must complete questions 11-13 also.)

 1. Employer ____________________ Address ______________________________________

    Occupation ____________________________________ Years Employed _____________

 2. Are you an employee of Minnesota Life or a subsidiary?       [_] Yes  [_] No

 3. Are you a spouse or dependent child of an employee of
    Minnesota Life or a subsidiary?                              [_] Yes  [_] No

 4. Are you an employee of a NASD firm?                          [_] Yes  [_] No

 5. Are you of legal age in the state of your mailing address?   [_] Yes  [_] No

 6. Dependents:  [_] Spouse  [_] Children  How many? _______ Ages ______________

 7. Approximate: Annual Income $____ Assets $_____ Debt $____ Tax Bracket______% Please indicate spouse's income if it should be considered in determining suitability. $___________________

 8. Who will be primarily responsible for paying the premium? __________________

 9. Face amount of life insurance in force? $____________________

10. Asset Breakdown:

    Savings               $___________   Balanced/Total Return Funds $__________
    Insurance Cash Values $___________   Stock Funds                 $__________
    Real Estate           $___________   Bond Funds                  $__________
    Business Interests    $___________   Individual Stock            $__________
    Retirement Funds      $___________   Individual Bonds            $__________
    Other _______________ $___________

11. Ranking of Investment Objectives (Rank 1-5, in order of importance):

    ______Capital Preservation/Conservation Growth      _______Growth
    ______Current Income                                _______Aggressive Growth
    ______Total Return/Conservation Growth

12. Risk Tolerance (Check one):
    [_] Low Risk    [_] Moderate Risk    [_] High Risk

13. Did you receive the current Variable Adjustable Life and
    Funds Prospectuses?                                          [_] Yes  [_] No

14. Would you like us to send you a Statement of Additional
    Information referred to in the Variable Adjustable Life
    and Fund Prospectuses?                                       [_] Yes  [_] No


Suitability accepted by Registered Principal ___________________ Date __________

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